SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 28, 2005

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

     On October 28, 2005, Xpedite Systems, LLC (“Xpedite”) and American Teleconferencing Services, Ltd. (“ATS”), subsidiaries of Premiere Global Services, Inc. (the “Company”), each entered into separate one-floor leases with 3280 Peachtree I LLC (the “Landlord”) for office space for their corporate headquarters at 3280 Peachtree Road, Atlanta, Georgia (collectively, the “Leases”). The Leases have an effective date of August 1, 2007, with terms of 84 months and 23,529 square feet of space on each floor. The Leases require an aggregate average annual minimum rent payment of $1,050,000, with first year estimated operating expenses unknown at this time. The Company has entered into a Guaranty with the Landlord under each of the Leases which guarantees the payment and performance obligations of Xpedite and ATS. A copy of each Lease Agreement and each Guaranty is attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03     Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

     The information required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description

10.1	Lease Agreement, dated October 28, 2005, between Xpedite Systems, LLC and
3280 Peachtree I LLC.

10.2	Guaranty to the Lease Agreement between Xpedite Systems, LLC and 3280
Peachtree I LLC, dated October 28, 2005, by the Registrant.

10.3	Lease Agreement, dated October 28, 2005, between American Teleconferencing
Services, Ltd. and 3280 Peachtree I LLC.

10.4	Guaranty to Lease Agreement between American Teleconferencing Services,
Ltd. and 3280 Peachtree I LLC, dated October 28, 2005, by the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date:	February 1, 2006	By: /s/ L. Scott Askins

L. Scott Askins
Senior Vice President – Legal, General
Counsel and Secretary

EXHIBIT INDEX
Exhibit No.	Description

10.1	Lease Agreement, dated October 28, 2005, by and between Xpedite Systems,
LLC and 3280 Peachtree I LLC.

10.2	Guaranty to the Lease Agreement between Xpedite Systems, LLC and 3280
Peachtree I LLC, dated October 28, 2005, by the Registrant.

10.3	Lease Agreement, dated October 28, 2005, by and between American
Teleconferencing Services, Ltd. and 3280 Peachtree I LLC.

10.4	Guaranty to Lease Agreement between American Teleconferencing Services,
Ltd. and 3280 Peachtree I LLC, dated October 28, 2005, by the Registrant.